Luxfer Delivers Strong Full-Year 2025 Profitability and Cash Generation Portfolio focus and favorable mix drive sustained profitability, enhanced adjusted earnings growth and strong cash flow generation Fourth Quarter 2025 Highlights* • Net Sales declined 12.3% to $90.7 million from $103.4 million, while Adjusted Net Sales1 declined 5.5% • Net Income of $0.1 million, compared to $3.3 million, and $0.12 per diluted share, with Adjusted Diluted EPS1 of $0.28 down 3.4% from $0.29 • Adjusted EBITDA1 of $13.0 million, declined 5.8% • Continued execution of previously announced operational excellence initiatives, including the Riverside and Powders Saxonburg centers of excellence, expected to drive improved efficiency and generate approximately $6 million of long-term annual savings Full Year 2025 Highlights* • Net Sales declined 1.9% to $384.6 million from $391.9 million, while Adjusted Net Sales1 increased 2.5% • Net Income of $13.1 million, or $0.48 per diluted share, compared to $18.3 million and $0.68 per diluted share, with Adjusted Diluted EPS1 of $1.11, up 12.1% from $0.99 • Adjusted EBITDA1 of $51.9 million, up 4.2% • Delivered strong free cash flow of $26.2 million, reducing net debt to $31.1 million • Enhanced portfolio quality and strategic focus following completion of the Graphic Arts sale * Comparative information is relative to prior-year fourth quarter and full year; results exclude discontinued operations. 1 Note: Adjusted results exclude Graphic Arts & 2024 legal recoveries. 2025 was a strong year that exceeded our expectations entering the year, particularly against a backdrop of macroeconomic and geopolitical uncertainty. Despite near-term timing and cycle effects across several end markets, we delivered revenue growth, improved adjusted earnings per share by more than 12% compared to last year, and generated strong free cash flow. Continued demand in Aerospace & Defense, together with our ability to pivot toward higher- value opportunities, drove performance. During 2025, we strengthened our portfolio and operating model by completing the Graphic Arts divestiture and advancing initiatives to enhance focus and efficiency across the organization. These actions improved our margin profile and reinforced the durability and quality of our earnings. As we enter 2026, Luxfer is positioned to invest in long-term growth initiatives, execute with discipline, expand margins, and further enhance financial flexibility, while increasing resilience to the ongoing changes in the external environment. Andy Butcher CEO, Luxfer

Key Results* (amounts in millions, except EPS)

Net Sales, Net Income, Adjusted EBITDA and EPS		Q4 2025	Change		FY 2025	Change
GAAP Net Sales	$	90.7	(12.3%)	$	384.6	(1.9%)
Adjusted Net Sales[1]		90.7	(5.5%)		371.2	2.5%
GAAP Net Income		0.1	(97.0%)		13.1	(28.4%)
GAAP Diluted EPS	$	-	(100.0%)	$	0.48	(29.4%)
Adjusted Diluted EPS[1]		0.28	(3.4%)		1.11	12.1%
Adjusted EBITDA[1]		13.0	(5.8%)		51.9	4.2%

** Comparative information is relative to prior-year fourth quarter and full year; results exclude discontinued operations.*

[1] Note: Adjusted results exclude Graphic Arts & 2024 legal recoveries

Fourth Quarter Financial Summary

GAAP net sales of $90.7 million compared to $103.4 million in the prior-year period, reflecting the absence of sales from the Graphic Arts business, which was divested in early July 2025. Excluding Graphic Arts, adjusted net sales decreased 5.5% from the prior year.

The Elektron segment reported lower sales in the quarter, driven by reduced demand for military flares and high-performance automotive applications. Gas Cylinders sales also declined year over year, primarily due to softer demand in SCBA markets, although benefiting from approximately $2 million of orders pulled forward into the quarter from early 2026 in connection with the Riverside-Pomona optimization project. Continued activity in select aerospace and defense applications and specialty industrial gas cylinders partially offset these declines.

GAAP net income for the fourth quarter of 2025 was $0.1 million, compared to $3.3 million, or $0.12 per diluted share, in the prior-year period. Adjusted net income, excluding Graphic Arts and 2024 legal recoveries, was $7.7million, or $0.28 per diluted share, down from $8.0 million, or $0.29 per diluted share, in the fourth quarter of 2024.

Adjusted EBITDA was $13.0 million in the fourth quarter, compared to $13.8 million in the prior year, with lower volumes partially offset by pricing and favorable mix, resulting in a resilient margin of 14.3%.

Full Year Financial Summary

GAAP net sales for full year 2025 were $384.6 million compared to $391.9 million in the prior year, reflecting the absence of sales from the Graphic Arts business following its divestiture in early July 2025. Excluding Graphic Arts, adjusted net sales increased 2.5% year over year, driven primarily by stronger performance within the Elektron segment, including increased demand for UGR-Es, MRE flameless ration heaters, and aerospace and defense applications, which more than offset lower demand in SCBA and clean energy markets within Gas Cylinders. Gas Cylinders' performance also reflected stronger demand in aerospace and specialty industrial markets.

GAAP net income for full year 2025 was $13.1 million, or $0.48 per diluted share, compared to $18.3 million, or $0.68 per diluted share, in the prior year. On an adjusted basis, excluding Graphic Arts and 2024 legal recoveries, adjusted diluted earnings per share increased to $1.11 from $0.99, reflecting improved operating performance, favorable mix, and disciplined execution.

Adjusted EBITDA for the full year was $51.9 million, compared to $49.8 million in the prior year. The increase in adjusted EBITDA was driven primarily by higher-value defense and aerospace mix within Elektron and disciplined operational execution, which more than offset lower volumes, less favorable mix in Gas Cylinders, and the impact of foreign exchange. Adjusted EBITDA margins for the full year ended at 14.0%, reflecting the resilience of the Company's earnings profile despite volume variability.

Segment Results* (amounts in millions)


AZ80A
U TYPE 1
CLASS A

Elektron	Q4 2025		Change	FY 2025		Change
Net Sales	$	46.9	(1.3%)	$	196.4	11.6%
Gross Profit		14.4	(4.6%)		59.0	13.5%
Gross Margin		*30.7%*	*(110bps)*		*30.0%*	*50bps*
Adjusted EBITDA[1]	$	9.2	(2.1%)	$	36.9	16.0%
Adjusted EBITDA Margin[1]		*19.6%*	*(20bps)*		*18.8%*	*70bps*



Gas Cylinders	Q4 2025		Change	FY 2025		Change
Net Sales	$	43.8	(9.7%)	$	174.8	(6.2%)
Gross Profit		7.6	2.7%		28.2	(6.6%)
Gross Margin		*17.4%*	*210bps*		*16.1%*	*(10bps)*
Adjusted EBITDA	$	3.8	(13.6%)	$	15.0	(16.7%)
Adjusted EBITDA Margin		*8.7%*	*(40bps)*		*8.6%*	*(110bps)*

** Comparative information is relative to prior-year fourth quarter and full year; results exclude discontinued operations*

[1] Note: Adjusted Results exclude 2024 legal recoveries

Capital Resources and Liquidity

Full year free cash flow was ahead of our guidance range at $26.2 million, compared to $47.7 million in the prior year, which included approximately $13 million of non-recurring inflows from legal cost recovery and the sale of land in 2024. As of December 31, 2025, net debt totaled $31.1 million, resulting in a net debt-to-adjusted EBITDA ratio of 0.6x.

Net cash from continuing operations was $15.8 million in the fourth quarter of 2025, compared with $25.6 million in the prior-year period. Free cash flow was $12.6 million, compared with $30.0 million a year ago.

During the fourth quarter of 2025, approximately $1.2 million of common stock, equating to 91,875 shares, was repurchased. For the full year, a total of approximately $3.1 million of common stock, or 246,875 shares, was repurchased and dividends of $13.9 million were distributed to shareholders.

Strategic Review Update

As previously communicated, the Board of Directors completed a comprehensive strategic review in 2024. Since then, the Board of Directors has continuously evaluated strategic alternatives focused on enhancing long-term shareholder value.

In connection with this evaluation, the Company has recently engaged external functional advisors to further support its ongoing assessment. Certain non-recurring costs associated with these activities have been incurred in 2025 and are expected to continue into 2026 as adjusted one-time expenses.

2026 Guidance Sales are expected to reduce by mid-single digits in 2026, reflecting temporary timing effects rather than underlying demand deterioration. The outlook incorporates off-cycle conditions in high-end automotive applications, the absence of an MRE add-on in 2026 consistent with normal defense spend cadence, and the Riverside optimization-related pull-forwards from the first quarter of 2026 that benefited 2025 results. Further details and assumptions regarding the 2026 guidance will be discussed on the 2025 fourth quarter and full-year earnings teleconference at 8:30 a.m. ET on Wednesday February 25, 2026. 2026 Upcoming Events 38th Annual Roth Conference, Dana Point, CA – March 24, 2026 Fourth Quarter and Full Year 2025 Earnings Conference Call Information Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday February 25, 2026. Investors can access this conference via any of the following: • Webcast: Accessible by clicking on this link Luxfer Q4 & Fiscal Year 2025 Earnings Release • Live Telephone: Call 800-343-4136 within the U.S. or +1 203-518-9843 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ425). • Webcast Replay: Available on Luxfer’s website beginning at approximately 4:30 p.m. Eastern Time on February 25, 2026. • Telephone Replay: Call 800-926-1902 within the U.S. or +1 402-220-5398 outside the U.S. • Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at luxfer.com under Quarterly Reports and Presentations. About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and specialty industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Full Year Guidance 2026 Adjusted Net Sales $350M to $370M Adjusted Diluted EPS $1.05 to $1.20 Adjusted EBITDA $50M to $55M Free Cash Flow $20M to $25M

Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company’s financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2026 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) demand conditions in our end markets, including customer inventory cycles and regulatory developments; (ii) customer concentration and changes in purchasing behavior; (iii) competitive pressures and pricing dynamics; (iv) global economic, geopolitical, trade and tax developments, including tariffs, export controls and other trade measures; (v) supply chain disruption, raw material and energy cost volatility, and availability of critical inputs; (vi) foreign currency fluctuations and hedging effectiveness; (vii) environmental, health and safety, climate-related and other regulatory requirements; (viii) product liability, warranty, recall and litigation risks; (ix) cybersecurity threats, data protection obligations and evolving disclosure requirements; (x) our ability to protect intellectual property and successfully innovate; (xi) pension obligations and related regulatory requirements; (xii) operational disruptions, labor relations and workforce availability; (xiii) our ability to successfully execute acquisitions and strategic initiatives; and (xiv) our level of indebtedness, financing arrangements and covenant compliance.. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission on February 24, 2026. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@Luxfer.com

LUXFER HOLDINGS PLC

CONSOLIDATED STATEMENTS OF INCOME / (LOSS) (UNAUDITED)

	Fourth Quarter		Years ended	
In millions, except share and per-share data	**2025**	**2024**	**2025**	**2024**
Net sales	**$ 90.7**	$ 103.4	**$ 384.6**	$ 391.9
Cost of sales	**(68.6)**	(80.5)	**(295.4)**	(306.2)
Gross profit	**22.1**	22.9	**89.2**	85.7
Selling, general and administrative expenses	**(12.6)**	(13.2)	**(49.1)**	(48.1)
Research and development	**(1.2)**	(1.1)	**(4.3)**	(4.4)
Restructuring charges	**(3.4)**	(2.4)	**(9.0)**	(4.7)
Disposal related costs	**(0.8)**	(2.7)	**(2.0)**	(12.2)
Other (costs) / income	**(0.8)**	0.5	**(0.8)**	7.7
Gain on disposal of assets held-for-sale	**—**	—	**—**	6.1
Operating income	**3.3**	4.0	**24.0**	30.1
Net interest expense	**(0.7)**	(1.1)	**(3.1)**	(5.2)
Defined benefit pension (charge) / credit	**(0.5)**	0.8	**1.3**	1.6
Income before income taxes	**2.1**	3.7	**22.2**	26.5
Provision for income taxes	**(2.0)**	(0.4)	**(9.1)**	(8.2)
Net income from continuing operations	**0.1**	3.3	**13.1**	18.3
(Loss) / income from discontinued operations, net of tax	**(3.2)**	0.2	**(5.4)**	0.1
Net (loss) / income	**$ (3.1)**	$ 3.5	**$ 7.7**	$ 18.4
(Loss) / earnings per share[(1)]				
Basic from continuing operations	**—**	0.12	**0.49**	0.68
Basic from discontinued operations	**(0.12)**	0.01	**(0.20)**	—
Basic	**$ (0.12)**	$ 0.13	**$ 0.29**	$ 0.69
Diluted from continuing operations	**—**	0.12	**0.48**	0.68
Diluted from discontinued operations	**(0.12)**	0.01	**(0.20)**	—
Diluted	**$ (0.11)**	$ 0.13	**$ 0.28**	$ 0.68
Weighted average ordinary shares outstanding				
Basic	**26,682,352**	26,759,539	**26,727,422**	26,804,873
Diluted	**27,165,268**	27,131,543	**27,245,107**	27,083,901

(1) The calculation of (loss) / earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

LUXFER HOLDINGS PLC CONSOLIDATED BALANCE SHEETS (UNAUDITED) December 31, In millions, except share and per-share data 2025 2024 Current assets Cash and cash equivalents $ 8.3 $ 4.1 Restricted cash 2.4 2.2 Accounts and other receivables, net of allowances of $0.5 and $0.3, respectively 50.0 58.8 Prepayments and accrued income 5.4 4.6 Inventories 92.4 83.6 Current assets held-for-sale 5.5 22.5 Total current assets 164.0 175.8 Non-current assets Property, plant and equipment, net 60.2 62.8 Right-of-use assets from operating leases 8.5 11.5 Goodwill 69.6 67.0 Intangibles, net 10.9 11.5 Deferred tax assets 1.2 4.1 Pensions and other retirement benefits 54.9 49.3 Investments and loans to joint ventures and other affiliates 0.4 0.4 Total assets $ 369.7 $ 382.4 Current liabilities Current maturities of long-term debt and short-term borrowings $ 25.0 $ 3.1 Accounts payable 24.6 29.6 Accrued liabilities 27.2 24.0 Taxes on income 2.6 5.6 Current liabilities held-for-sale 2.8 12.8 Other current liabilities 16.0 18.6 Total current liabilities 98.2 93.7 Non-current liabilities Long-term debt 14.4 42.0 Pensions and other retirement benefits 0.1 0.1 Deferred tax liabilities 18.4 14.0 Other non-current liabilities 12.2 13.1 Total liabilities $ 143.3 $ 162.9 Commitments and contingencies Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2025 and 2024; issued 28,944,000 for 2025 and 2024; outstanding 26,640,434 and 26,742,074 for 2025 and 2024, respectively $ 26.5 $ 26.5 Additional paid-in capital 228.7 226.1 Treasury shares (27.6) (24.9) Company shares held by ESOP (0.7) (0.8) Retained earnings 102.5 108.7 Accumulated other comprehensive loss (103.0) (116.1) Total shareholders' equity $ 226.4 $ 219.5 Total liabilities and shareholders' equity $ 369.7 $ 382.4

LUXFER HOLDINGS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Years Ended December 31, In millions 2025 2024 Operating activities Net income $ 7.7 $ 18.4 Net loss / (income) from discontinued operations 5.4 (0.1) Net income / (loss) from continuing operations 13.1 18.3 Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities Depreciation 9.1 9.3 Depreciation of right of use assets 2.9 3.3 Amortization of purchased intangible assets 0.8 0.8 Amortization of debt issuance costs 0.2 0.3 Share-based compensation charge 3.6 3.5 Deferred income taxes 6.2 1.1 Loss on disposal of property, plant and equipment — 0.1 Asset impairment charges and non-cash restructuring charges 6.5 2.8 Gain on disposal of held for sale assets — (6.1) Loss on held for sale asset group 1.9 9.8 Defined benefit pension credit (1.4) (1.0) Changes in assets and liabilities Accounts and notes receivable 4.3 (4.3) Inventories (6.7) (4.1) Current assets held-for-sale (1.0) (4.7) Other current assets — 1.5 Prepayments and accrued income (0.8) 1.1 Accounts payable (5.7) 4.8 Accrued liabilities 2.5 4.6 Current liabilities held-for-sale 1.4 5.7 Other current liabilities (0.3) 6.8 Other non-current assets and liabilities (2.6) (2.5) Net cash provided by operating activities - continuing 34.0 51.1 Net cash provided by operating activities - discontinued — — Net cash provided by operating activities 34.0 51.1 Investing activities Capital expenditures (7.8) (10.3) Purchase of intangible assets — (0.4) Proceeds from disposal of assets held for sale — 7.3 Settlements from sale of businesses 2.9 — Net cash used for investing activities - continuing (4.9) (3.4) Net cash used for investing activities - discontinued (0.2) — Net cash used for investing activities (5.1) (3.4) Financing activities Repayment of bank overdraft (3.1) (1.5) Gross drawdowns of borrowings greater than three months 36.7 — Gross repayments of borrowings greater than three months (26.7) — Net repayments of borrowings less than three months (13.2) (25.7) Debt issuance costs (0.9) — Dividends paid (13.9) (14.0) Share-based compensation cash paid (0.8) (0.5) Repurchase of ordinary shares (3.1) (2.3) Net cash used for financing activities (25.0) (44.0) Effect of exchange rate changes on cash and cash equivalents 0.5 — Net increase 4.4 3.7 Cash, cash equivalents and restricted cash; beginning of year 6.3 2.6 Cash, cash equivalents and restricted cash; end of year $ 10.7 $ 6.3 Supplemental cash flow information: Interest payments $ 3.4 $ 5.8

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date	
In millions	2025	2024	2025	2024	2025	2024	2025	2024
Gas Cylinders segment	**$ 43.8**	$ 48.5	**$ 174.8**	$ 186.3	**$ 3.8**	$ 4.4	**$ 15.0**	$ 18.0
Elektron segment	**46.9**	47.5	**196.4**	176.0	**9.2**	9.9	**36.9**	39.5
Excluding Graphic Arts segment	**90.7**	96.0	**371.2**	362.3	**13.0**	14.3	**51.9**	57.5
Graphic Arts segment	**—**	7.4	**13.4**	29.6	**(1.5)**	(1.2)	**(2.6)**	(2.9)
Consolidated	**$ 90.7**	$ 103.4	**$ 384.6**	$ 391.9	**$ 11.5**	$ 13.1	**$ 49.3**	$ 54.6

	Depreciation and amortization				Restructuring charges			
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date	
In millions	2025	2024	2025	2024	2025	2024	2025	2024
Gas Cylinders segment	**$ 0.7**	$ 0.8	**$ 3.3**	$ 3.4	**$ 3.5**	$ 2.4	**$ 6.5**	$ 4.5
Elektron segment	**1.7**	1.8	**6.6**	6.7	**(0.1)**	—	**2.5**	0.2
Excluding Graphic Arts segment	**2.4**	2.6	**9.9**	10.1	**3.4**	2.4	**9.0**	4.7
Graphic Arts segment	**—**	—	**—**	—	**—**	—	**—**	—
Consolidated	**$ 2.4**	$ 2.6	**$ 9.9**	$ 10.1	**$ 3.4**	$ 2.4	**$ 9.0**	$ 4.7

	Gross Profit			
	Fourth Quarter		Year-to-date	
In millions	2025	2024	2025	2024
Gas Cylinders segment	**$ 7.6**	$ 7.4	**$ 28.2**	$ 30.2
Elektron segment	**14.4**	15.1	**59.0**	52.0
Excluding Graphic Arts segment	**22.0**	22.5	**87.2**	82.2
Graphic Arts segment	**0.1**	0.4	**2.0**	3.5
Consolidated	**$ 22.1**	$ 22.9	**$ 89.2**	$ 85.7

LUXFER HOLDINGS PLC

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Net income / (loss)	**$ 0.1**	**$ (2.7)**	**$ 2.8**	$ 3.3	(3.3)	$ 6.6
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.2**	**—**	**0.2**	0.2	—	0.2
Disposal related charge	**0.8**	**0.9**	**(0.1)**	2.7	2.8	(0.1)
Defined benefit pension charge / (credit)	**0.5**	**—**	**0.5**	(0.8)	—	(0.8)
Restructuring charge	**3.4**	**—**	**3.4**	2.4	—	2.4
Other costs	**0.8**	**—**	**0.8**	—	—	—
Share-based compensation charge	**0.8**	**—**	**0.8**	1.4	0.2	1.2
Income tax on adjusted items	**—**	**0.7**	**(0.7)**	(1.6)	(0.5)	(1.1)
Adjusted net income / (loss)	**6.6**	**(1.1)**	**7.7**	7.6	(0.8)	8.4
Less:						
Legal cost recovery	—	—	—	(0.5)	—	(0.5)
Tax on legal cost recovery	**—**	**—**	**—**	0.1	—	0.1
Adjusted net income / (loss) excluding legal	**$ 6.6**	**$ (1.1)**	**$ 7.7**	$ 7.2	$ (0.8)	$ 8.0
Adjusted earnings/ (loss) per ordinary share (1)						
Diluted earnings / (loss) per ordinary share	**$ —**	**$ (0.10)**	**$ 0.10**	$ 0.12	$ (0.12)	$ 0.24
Impact of adjusted items	**0.24**	**0.06**	**0.18**	0.16	0.09	0.07
Adjusted diluted earnings / (loss) per ordinary share	**$ 0.24**	**$ (0.04)**	**$ 0.28**	$ 0.28	$ (0.03)	$ 0.31
Impact of legal cost recovery	**—**	**—**	**—**	(0.01)	—	(0.02)
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery	**$ 0.24**	**$ (0.04)**	**$ 0.28**	$ 0.27	$ (0.03)	$ 0.29

(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

In millions except per share data	Year-to-date					
	2025			2024		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Net income / (loss)	**$ 13.1**	**$ (4.7)**	**$ 17.8**	$ 18.3	(13.9)	$ 32.2
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.8**	**—**	**0.8**	0.8	—	0.8
Disposal related costs	**2.0**	**2.0**	**—**	12.2	12.2	—
Defined benefit pension credit	**(1.3)**	**—**	**(1.3)**	(1.6)	—	(1.6)
Restructuring charges	**9.0**	**—**	**9.0**	4.7	—	4.7
Gain on disposal of assets held-for-sale	**—**	**—**	**—**	(6.1)	—	(6.1)
Other costs	**0.8**	**—**	**0.8**	—	—	—
Share-based compensation charge	**3.6**	**0.2**	**3.4**	3.5	0.5	3.0
Income tax on adjusted items	**0.4**	**0.7**	**(0.3)**	(0.9)	(0.6)	(0.3)
Adjusted net income / (loss)	**28.4**	**(1.8)**	**30.2**	30.9	(1.8)	32.7
Less:						
Legal cost recovery	**—**	**—**	**—**	(7.7)	—	(7.7)
Tax on legal cost recovery	**—**	**—**	**—**	1.8	—	1.8
Adjusted net income / (loss) excluding legal	**$ 28.4**	**$ (1.8)**	**$ 30.2**	$ 25.0	$ (1.8)	$ 26.8
Adjusted earnings / (loss) per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	**$ 0.48**	**$ (0.17)**	**$ 0.65**	$ 0.68	$ (0.51)	$ 1.19
Impact of adjusted items	**0.56**	**0.10**	**0.46**	0.46	0.44	0.02
Adjusted diluted earnings / (loss) per ordinary share	**$ 1.04**	**$ (0.07)**	**$ 1.11**	$ 1.14	$ (0.07)	$ 1.21
Impact of legal cost recovery	**—**	**—**	**—**	(0.22)	—	(0.22)
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery	**$ 1.04**	**$ (0.07)**	**$ 1.11**	$ 0.92	$ (0.07)	$ 0.99

[(1)] For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

LUXFER HOLDINGS PLC

ADJUSTED EBITDA (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income	**$ 6.6**	**$ (1.1)**	**$ 7.7**	$ 7.6	$ (0.8)	$ 8.4
Add back:						
Income tax on adjusted items	**—**	**(0.7)**	**0.7**	1.6	0.5	1.1
Income tax expense	**2.0**	**0.3**	**1.7**	0.4	(0.8)	1.2
Net finance costs	**0.7**	**—**	**0.7**	1.1	(0.1)	1.2
Adjusted EBITA	**9.3**	**(1.5)**	**10.8**	10.7	(1.2)	11.9
Depreciation	**2.2**	**—**	**2.2**	2.4	—	2.4
Adjusted EBITDA	**11.5**	**(1.5)**	**13.0**	13.1	(1.2)	14.3
Less:						
Legal cost recovery	**—**	**—**	**—**	(0.5)	—	(0.5)
Adjusted EBITDA excluding legal	**$ 11.5**	**$ (1.5)**	**$ 13.0**	$ 12.6	$ (1.2)	$ 13.8

	Year-to-date					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss)	**$ 28.4**	**$ (1.8)**	**$ 30.2**	$ 30.9	$ (1.8)	$ 32.7
Add back:						
Income tax on adjusted items	**(0.4)**	**(0.7)**	**0.3**	0.9	0.6	0.3
Income tax expense	**9.1**	**0.1**	**9.0**	8.2	(1.3)	9.5
Net finance costs	**3.1**	**(0.2)**	**3.3**	5.2	(0.4)	5.6
Adjusted EBITA	**40.2**	**(2.6)**	**42.8**	45.2	(2.9)	48.1
Loss on disposal of property, plant and equipment	**—**	**—**	**—**	0.1	—	0.1
Depreciation	**9.1**	—	**9.1**	9.3	—	9.3
Adjusted EBITDA	**49.3**	**(2.6)**	**51.9**	54.6	(2.9)	57.5
Less:						
Legal cost recovery	**—**	**—**	**—**	(7.7)	—	(7.7)
Adjusted EBITDA excluding legal	**$ 49.3**	**$ (2.6)**	**$ 51.9**	$ 46.9	$ (2.9)	$ 49.8

LUXFER HOLDINGS PLC

ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss)	$ 6.6	$ (1.1)	$ 7.7	$ 7.6	$ (0.8)	$ 8.4
Add back:						
Income tax on adjusted items	—	(0.7)	0.7	1.6	0.5	1.1
Provision / (credit) for income taxes	2.0	0.3	1.7	0.4	(0.8)	1.2
Adjusted income / (loss) before income taxes	8.6	(1.5)	10.1	9.6	(1.1)	10.7
Adjusted provision (credit) for income taxes	2.0	(0.4)	2.4	2.0	(0.3)	2.3
Adjusted effective tax rate	23.3 %	26.7 %	23.8 %	20.8 %	27.3 %	21.5 %

	Year-to-date					
In millions except per share data	2025			2024		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income / (loss)	$ 28.4	$ (1.8)	$ 30.2	$ 30.9	$ (1.8)	$ 32.7
Add back:						
Income tax on adjusted items	(0.4)	(0.7)	0.3	0.9	0.6	0.3
Provision / (credit) for income taxes	9.1	0.1	9.0	8.2	(1.3)	9.5
Adjusted income / (loss) before income taxes	37.1	(2.4)	39.5	40.0	(2.5)	42.5
Adjusted provision / (credit) for income taxes	8.7	(0.6)	9.3	9.1	(0.7)	9.8
Adjusted effective tax rate	23.5 %	25.0 %	23.5 %	22.8 %	28.0 %	23.1 %

NET DEBT RATIO

(UNAUDITED)

	Fourth Quarter	Fourth Quarter
In millions	2025	2024
Cash and cash equivalents	$ 8.3	$ 4.1
Total debt	(39.4)	(45.1)
Net debt	(31.1)	(41.0)
Adjusted EBITDA	49.3	54.6
Net debt to EBITDA ratio	0.6	0.8
Adjusted EBITDA excluding Graphic Arts segment	51.9	57.5
Net debt to EBITDA ratio excluding Graphic Arts segment	0.6	0.7

LUXFER HOLDINGS PLC FREE CASH FLOW (UNAUDITED) Fourth Quarter Year-to-date In millions 2025 2024 2025 2024 Net cash provided by continuing operating activities $ 15.8 $ 25.7 $ 34.0 $ 51.1 Net cash provided by Graphic Arts operating activities — 0.1 0.1 0.3 Net cash provided by continuing operating activities excluding Graphic Arts 15.8 25.6 33.9 50.8 Capital expenditures including purchase of intangible assets (3.2) (3.0) (7.8) (10.7) Graphic Arts capital expenditures — (0.1) (0.1) (0.3) Capital expenditures excluding Graphic Arts (3.2) (2.9) (7.7) (10.4) Proceeds from assets held for sale — 7.3 — 7.3 Free cash flow $ 12.6 $ 30.0 $ 26.2 $ 47.7 Free cash flow excluding Graphic Arts $ 12.6 $ 30.0 $ 26.2 $ 47.7